GUARANTEE

Guarantee (this “Guarantee”) dated as of October 31, 2019, made by and among BeiGene, Ltd., a Cayman Islands exempted company, with its registered offices c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, P.O. Box 1348, Grand Cayman KY1-1108, Cayman Islands (“Parent Co.”) and Amgen Inc., a Delaware corporation, with a principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Collaboration Agreement (as hereafter defined).

WHEREAS, BeiGene Switzerland GmbH, a Swiss corporation with a principal place of business at Aeschenvorstadt 5, 4051, Basel, Switzerland and an Affiliate of Parent Co. (“Swiss Co.”), Parent Co., solely with respect to Section 13.6 of the Collaboration Agreement, and Amgen have entered into a Collaboration Agreement, dated as of the date hereof (the “Collaboration Agreement”);

WHEREAS, pursuant to Section 13.6 of the Collaboration Agreement, Parent Co., intending to be legally bound, has agreed to unconditionally guarantee the payment and performance of the Obligations (as defined below) of Swiss Co. and, in any case where Swiss Co. fails to pay or perform such Obligations in accordance with the terms of Collaboration Agreement, be jointly and severally liable for the immediate payment and performance of such Obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Parent Co. and Amgen hereby agree to the following:

1.	Guarantee of Parent Co.

(a)
In order to induce Amgen to enter into the Collaboration Agreement, Parent Co. hereby unconditionally and irrevocably guarantees in favor of Amgen, its successors, endorsees and assigns, the due and punctual performance of all obligations of Swiss Co. under the terms of the Collaboration Agreement, and the prompt payment of all amounts payable, from time to time, by Swiss Co. to Amgen under the terms of the Collaboration Agreement, in each case, for the avoidance of doubt, after compliance with any applicable grace periods or notice requirements with respect thereto as provided in the Collaboration Agreement (all of the foregoing being the “Obligations”). In case of the failure of Swiss Co. to punctually perform any such Obligations or pay any such Obligations, Parent Co. hereby agrees to jointly and severally perform, or cause to be performed, or to pay, or cause to be paid, any such amounts, in full, when and as the same shall become due or payable in accordance with the terms of the Collaboration Agreement, and further agrees that Amgen may at any time and from time to time, at its sole discretion, and so long as the Obligations remain unperformed or unpaid, take any and all actions available hereunder to collect Parent Co.’s liabilities hereunder or under Applicable Law.

(b)
Parent Co. hereby agrees that its obligations under this Guarantee constitute a guarantee of payment and performance and not of collection and are not in any way conditional or contingent upon any attempt to collect from or enforce against Swiss Co. all or any portion of the Obligations or upon any other condition or contingency. Parent Co. covenants that this Guarantee will not be discharged except by final, complete and irrevocable payment and performance of the Obligations contained in the Collaboration Agreement (including any Obligations with respect to this Guarantee). Parent Co. hereby irrevocably waives all rights of subrogation that it may at any time otherwise have as a result of this Guarantee (whether contractual, under Section 509 of Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended, or otherwise) to the claims of Amgen against Swiss Co., or any other guarantor of or surety for the Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from Swiss Co. that it may at any time otherwise have as a result of this Guarantee.

(c)
The obligations of Parent Co. under this Guarantee shall not be subject to any counterclaim, setoff, deduction or defense based on any claim Parent Co. may have against Swiss Co. or any other person or entity, except in accordance with the terms of the Collaboration Agreement, and shall remain in full force and effect without regard to, and shall not be released, suspended, abated, deferred, reduced, limited, discharged, terminated or otherwise impaired or adversely affected by any circumstance or occurrence whatsoever, other than full satisfaction of the Obligations, including, without limitation: (i) the validity or enforceability of the Collaboration Agreement, (ii) any delay in enforcing any payment or other obligation under the Collaboration Agreement against Swiss Co., (iii) any waiver, consent, extension, indulgence, or other action or inaction under or in respect of the Collaboration Agreement, (iv) any extension or renewal of, or other change in the time, manner or place of payment or performance, of or in any other term of, any of the Obligations (including any increase in the amount of the Obligations payable under the Collaboration Agreement), (v) failure or omission or delay on the part of Amgen to comply with any term or provision of the Collaboration Agreement, (vi) any assignment or other transfer of any rights or obligations under the Collaboration Agreement (whether by operation of law or otherwise), (vii) the adequacy of any other means Amgen may have of obtaining payment or fulfillment of the Obligations, (viii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Swiss Co. or any other person now or hereafter liable to Amgen with respect to any of the Obligations, (ix) any change in the existence, structure or ownership of Swiss Co. or any person now or hereafter liable with respect to the Obligations or otherwise interested in the transactions contemplated by the Collaboration Agreement, or (x) the addition, substitution or release of any person now or hereafter liable with respect to the Obligations or the receipt by Amgen of partial satisfaction of the Obligations from Parent Co.. Without limiting the foregoing or Section 2(h) below, Parent Co. acknowledges and agrees that (i) its liability hereunder shall be unconditional and irrevocable irrespective of any Change of Control, Insolvency Event, other restructuring or reorganization or like event of Parent Co. and (ii) in the case of any such Change of Control, Insolvency Event, other restructuring or reorganization or like event, (A) this Guarantee shall automatically be binding upon and enforceable against any successor in interest to Parent Co. (whether direct or indirect, by purchase, merger, sale or disposition of stock or assets, consolidation, restructuring or otherwise) to the same extent as if such successor in interest were Parent Co. and (B) such successor in interest shall assume and agree, in writing, to perform in the same manner and to the same extent any obligations of Parent Co. as part of any such Change of Control.

(d)
All payments by Parent Co. hereunder shall be in the same lawful currency as the Obligations in immediately available funds, and, except for any set-off, counterclaim, tax, deduction or withholding that Swiss Co. would be entitled to under the Collaboration Agreement, such payments shall be without set-off or counterclaim and free and clear of any tax, deduction or withholding of any kind.

(e)
For any right of action with respect to an Obligation which shall accrue to Amgen under the Collaboration Agreement, Amgen may, at its option, proceed against Parent Co. to enforce this Guarantee without having to commence any action, join in any action, obtain any judgment, or exhaust any or all of Amgen’s rights, against Swiss Co. or any other person. The Obligations shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Swiss Co. and Parent Co., on the one hand, and Amgen, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. When pursuing its rights and remedies hereunder against Parent Co., subject to the last sentence of this Section 1(e), Amgen shall be under no obligation to pursue such rights and remedies it may have against Swiss Co. or any other person for the Obligations or any right of offset with respect thereto, and any failure by Amgen to pursue such other rights or remedies or to collect any payments from Swiss Co. or any such other person or to realize upon or to exercise any such right of offset, and any release by Amgen of Swiss Co. or any such other person or any right of offset, shall not relieve Parent Co. of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Amgen. Parent Co. hereby unconditionally and irrevocably waives, to the extent permitted by Applicable Law and other than those items specifically set forth in the Collaboration Agreement, (i) notice of acceptance of this Guarantee; (ii) presentment for payment, notice of non-payment or non-performance, demand, protest, notice of protest and notice of dishonor or default to anyone; (iii) all other notices to which Parent Co. may be entitled but which may be legally waived; (iv) any defense or circumstances which might otherwise constitute a legal or equitable discharge of Parent Co.; (v) any and all rights or defenses arising by reason of any Applicable Law which would require any election of remedies by Amgen and (vi) notice of any amendment or modification to the Collaboration Agreement. Parent Co. agrees that any notice made in accordance with the provisions of the Collaboration Agreement regarding the performance or non-performance of Swiss Co. with respect to any of its monetary or other Obligations under the Collaboration Agreement will be deemed notice to Parent Co. and duplicate notice shall not be required, and hereby irrevocably waives acceptance hereof. Notwithstanding anything to the contrary in this Guarantee, Amgen hereby agrees that it may only seek to enforce its rights and remedies against Parent Co. under this Guarantee with respect to any Obligation only after Swiss Co. fails, after any required notice and the expiration of any applicable grace periods in accordance with the Collaboration Agreement, to perform or pay such Obligation.

(f)
Parent Co. hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium or other similar Applicable Law now or hereafter in effect, any right to require the marshalling of assets of Swiss Co. or any other person liable with respect to any of the Obligations and all suretyship defenses generally.

(g)
Amgen shall not be obligated to file any claim relating to the Obligations in the event that Amgen becomes subject to a bankruptcy reorganization or similar proceeding, and the failure of Amgen to so file shall not affect Parent Co.’s obligations hereunder. In the event that any payment to Amgen in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, Parent Co. shall remain liable hereunder with respect the Obligations as if any applicable payment had not been made, but only to the extent such Obligations remain outstanding.

(h)
Parent Co. acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Collaboration Agreement and that the waivers, agreements, covenants, obligations and other terms of this Guarantee are knowingly made and agreed to in contemplation of such benefits. Parent Co. hereby covenants and agrees that it (i) shall not, and it shall cause its controlled Affiliates not to, assert, directly or indirectly, in any proceeding that this Guarantee is illegal, invalid or unenforceable in accordance with its terms and (ii) except to the extent the Obligations are terminated pursuant to the Collaboration Agreement, (A) shall use reasonable best efforts to maintain in full force and effect all consents of any Governmental Authority or other authority that are required to be obtained by it with respect to this Guarantee and will use reasonable best efforts obtain any such consents that may become necessary in the future and (B) will comply in all material respects with all Applicable Laws and orders to which it may be subject if failure to so comply would impair its ability to perform under this Guarantee.

(i)
If Parent Co. fails to pay when due the Obligations, and, in order to obtain such payment, Amgen commences a suit which results in a judgment against Parent Co. for such payment, Parent Co. shall pay Amgen its reasonable costs and expenses (including attorneys’ fees) in connection with such suit.

2.	Miscellaneous.

(a)
Any provision of this Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Guarantee, or in the case of a waiver, by the party to this Guarantee against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(b)	This Guarantee shall remain in full force and effect until the satisfaction and payment in full of all Obligations.

(c)
Parent Co. represents, warrants and covenants (upon which Amgen relies in acceptance of this Agreement and in executing and agreeing to perform Amgen’s obligations under the Collaboration Agreement) that (i) it is a company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) it has full power and authority to execute and deliver this Guarantee and to perform its obligations hereunder, (iii) it has duly executed and delivered this Guarantee, (iv) this Guarantee constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (v) its execution and delivery of this Guarantee and the performance by it of its obligations under this Guarantee have been duly authorized by all requisite corporate or other action on its part and it has the financial capacity to pay all of the Obligations, (vi) its execution and delivery of, and its performance and compliance with the terms and provisions of, this Guarantee does not conflict with, result in a material breach or violation of, or constitute a default under the terms, conditions or provisions of (A) its amended and restated memorandum and articles of association or other applicable organizational agreements or governing instruments, (B) any statute, rule or regulation applicable to, or any judgment, order, injunction, decree, regulation or ruling of any court or other Governmental Authority to which it is subject or by which any of its assets are bound, or (C) any material agreement or contract to which it is a party or to which it or any of its property or assets are subject, and (vii) no authorization, consent, order, approval or license from, filing with, or other act by any Governmental Authority or other person or entity is or will be necessary to permit the valid execution and delivery by it of this Guarantee or the performance by it of the obligations to be performed by it under this Guarantee, or if any such authorizations, consents, orders, approvals or licenses are required, they have been obtained.

(d)	Section 15.4 of the Collaboration Agreement is hereby incorporated by reference, mutatis mutandis.
(e)This Guarantee may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Guarantee may be executed by facsimile or other form of electronic transmission, including pdf. Neither party may assign this Guarantee without the prior written consent of the other party. No provision of this Guarantee is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(f)
All notices, consents, waivers, requests and other communications hereunder shall be in writing and shall be delivered in person, sent by overnight courier (e.g., Federal Express) or posted by registered or certified mail, return receipt requested, with postage prepaid, to following addresses of the parties:

If to Parent Co.
BeiGene, Ltd.
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, P.O. Box 1348
Grand Cayman KY1-1108, Cayman
Attention: Corporate Secretary

with a copy (which shall not constitute notice) to:

BeiGene USA, Inc.
55 Cambridge Parkway, Suite 700W
Cambridge, MA 02142, U.S.A.
Attention: General Counsel
Facsimile: [*]

If to Amgen:
Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320
Attention: Corporate Secretary

with a copy (which shall not constitute notice) to:

One Amgen Center Drive
Thousand Oaks, CA 91320
Attention: SVP, Business Development

or to such other address or addresses as Amgen or Parent Co. may from time to time designate by notice as provided herein. Any such notice shall be deemed given (i) when actually received when so delivered personally or by overnight courier (receipt verified and provided that such date is a business day, otherwise it shall be deemed received on the next business day) or (ii) if mailed, other than during a period of general discontinuance or disruption of postal service due to strike, lockout or otherwise, on the fifth (5th) day after its postmarked date thereof.

(g)
Nothing in this Section 2(g) shall preclude any party to the Collaboration Agreement or any other agreement contemplated thereby from making any permitted claim under the Collaboration Agreement or such other agreement, or seeking recourse against any successor in interest to Parent Co. Subject to the foregoing sentence and the last sentence of Section 1(c) above (but notwithstanding anything else to the contrary in this Guarantee), this Guarantee may only be enforced against, and any claims or causes of action that may be based on, arise out of or relate to this Guarantee, the transactions contemplated by this Guarantee, or the negotiation, execution or performance of this Guarantee, may only be made against, the parties to this Guarantee or their successors in interest, and no former, current or future Affiliates, directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives or employees of any party to this Guarantee, or any heirs, successors or permitted assigns of any of the foregoing shall have any liability for any obligations or liabilities of such party or for any claim (whether in tort, contract or otherwise) based upon, arising out of, or relating to, this Guarantee or the transactions contemplated by this Guarantee or in respect of any representations and warranties made or alleged to be made in connection herewith.

(h)
If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. Nothing in this Guarantee shall be interpreted so as to require a party to violate any applicable law.

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IN WITNESS WHEREOF, Parent Co. and Amgen have each caused this Guarantee to be executed in its corporate name by its duly authorized officer as of the date first set forth above.

BEIGENE, LTD.

By: /s/ Scott A. Samuels
Name: Scott A. Samuels
Title: Senior Vice President, General Counsel

AMGEN INC.

By: /s/ Robert A. Bradway
Name: Robert A. Bradway
Title: Chairman of the Board, President and Chief Executive Officer

[Signature Page to Guarantee]